EXHIBIT 10.2

                 SETTLEMENT, RELEASE AND SUBSCRIPTION AGREEMENT

         THIS SETTLEMENT, RELEASE AND SUBSCRIPTION AGREEMENT is entered into as of this 29th day of April, 1997, by and among CHAMPION FINANCIAL CORPORATION, a Utah corporation ("Champion"), MPLC, INC., a Maryland corporation ("MPLC"), INFOPLAN, INC., a Delaware corporation ("InfoPlan"), RISK RESOLUTION GROUP ("RRG"), MARCY M. ENGLEBRECHT ("M. Englebrecht"), ZIRK ENGLEBRECHT ("Z. Englebrecht"), WINIFRED S. HAYES, INCORPORATED, a Pennsylvania corporation d/b/a HAYES, Incorporated ("HAYES"), DR. WINIFRED S. HAYES ("W. Hayes"), and ROBERT E. HAYES, JR. ("R. Hayes"). (Champion, MPLC, InfoPlan, RRG, M. Englebrecht and Z. Englebrecht shall be collectively referred to herein as the "Champion Parties", and HAYES, W. Hayes and R. Hayes shall be collectively referred to herein as the "Hayes Parties".)

                                   BACKGROUND

         Certain of the parties hereto entered into a certain Stock Acquisition Agreement, dated as of August 30, 1996 (the "Stock Acquisition Agreement"), which amended, restated, superseded and replaced a certain Acquisition Agreement, dated as of December 4, 1995 as the same was previously amended and restated by an Amended and Restated Acquisition Agreement and a Second Amended and Restated Acquisition (the Stock Acquisition Agreement, any amendments thereto and all prior agreements which were amended by the Stock Acquisition Agreement together shall be referred to herein as the "Prior Agreement").

         In the expectation of closing under the Prior Agreement, the Champion Parties advanced to HAYES an aggregate of $309,625.96 (the "Advance"). The Prior Agreement was never consummated and MPLC and HAYES subsequently entered into negotiations for the issuance and sale to MPLC of shares of the common stock, no par value, of HAYES (the "Common Stock").

         Certain disputes have arisen between and among the parties hereto regarding the Advance and the proposed issuance of shares of Common Stock of HAYES. At this time, the parties hereto wish to compromise and settle all claims which have been made or could have been made with respect to the foregoing and all other claims relating thereto.

         NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

         1. SUBSCRIPTION FOR HAYES SHARES. MPLC hereby subscribes for 338,476 shares of the Common Stock of HAYES (the "Shares"), for an aggregate purchase price equal to the amount of the Advance. Such consideration shall be paid with the Advance. Following the issuance of the Shares to MPLC, MPLC shall own 12.36` of the shares of the common stock of HAYES then issued and outstanding. (As used in this Agreement, the term "Shares" shall mean the shares issued to MPLC under this Section 1 plus any Make-Up Shares issued to MPLC under Section 5 below.)

         2. ISSUANCE OF STOCK CERTIFICATE. Upon the execution of this Agreement by all of the parties hereto, HAYES shall issue to MPLC a stock certificate (the "Certificate") representing the Shares, such Certificate to be held by Fox, Rothschild, O'Brien & Frankel, counsel to HAYES (the "Agent"), pursuant to the terms of Section 4 below. Upon issuance, the Shares shall be deemed fully paid and non-assessable.

         3. REDEMPTION.

                  (a) Between the date of this Agreement and December 31, 1997, HAYES shall have the right to redeem the Shares by paying the aggregate sum of $324,000 (the "Redemption Price") to MPLC. HAYES may redeem the Shares in installments by paying a pro rata portion of the Redemption Price to redeem a pro rata portion of the Shares then outstanding.

                  (b) Because of the Anti-Dilution Rights granted to MPLC under
Section 5 below, a precise per Share Redemption Price cannot be fixed. If HAYES redeems any of the Shares before MPLC exercises any of its Anti-Dilution Rights hereunder, then the Redemption Price per Share shall be $0.96. If HAYES redeems any of the Shares after such time as MPLC exercises its Anti-Dilution Rights hereunder, then the Redemption Price per Share shall be adjusted on a pro rata basis, subject to the mutual approval of HAYES and MPLC, such approval not to be unreasonably withheld or delayed.

                  (c) Upon the payment of the Redemption Price, or any portion thereof, to MPLC, all of MPLC's rights in the Shares so redeemed shall terminate and the Certificate shall be returned to HAYES. If less than all of the Shares are so redeemed, HAYES shall promptly issue a new Certificate to MPLC. The Certificate shall bear a legend (as set forth in Section 11 below) evidencing, among other things, HAYES' redemption right. If all of the Shares have not been redeemed prior to January 1, 1998, then HAYES shall, upon receipt of a written request to that effect from MPLC and delivery of the Certificate to HAYES, issue a new stock certificate for the same number of Shares without such legend.

         4. Certificates to be Held by Agent. For a period of 90 days from date on which this Agreement is executed by all of the parties hereto, the Certificate shall be held by the Agent. If any portion of the Redemption Price is paid during such 90-day period or delivered to MPLC by the Agent if the Redemption Price is not paid during such 90-day period. The Agent shall hold and retain the Certificate (or any replacement Certificate) until such time as the entire Purchase Price has been paid to MPLC, at which time the Certificate shall be returned to HAYES; provided, however, that if HAYES has not redeemed all of the Shares during such 90-day period, then the Certificate (or any replacement Certificate) shall be delivered to MPLC by the Agent.

         5. RIGHT TO RECEIVE ADDITIONAL SHARES.

                  (a) Notwithstanding any other provision of this Agreement to the contrary, HAYES agrees that if it: (i) issues any shares of its capital stock (an "Issuance"); and (ii) such Issuance would result in the ratio of the Shares to the "Outstanding Shares" (as hereinafter defined) prior to such Issuance (the "Old Percentage") being greater than the ratio of the Shares to the Outstanding Shares after such Issuance (the "New Percentage"); then (iii) MPLC shall have the right to purchase from HAYES, at a price of $.01 per share, such number of shares of the Common Stock of HAYES as is determined by the following formula (the "Make-Up Shares"):

                              MS = (OS + IS)0% - ES
                                   ----------------
                                          1-0`

in which:

         MS   = The number of Make-Up Shares of HAYES that MPLC
                would be entitled to purchase under this provision;

         0S   = The aggregate number of shares of Common Stock of
                HAYES outstanding immediately prior to the issuance of shares in the Issuance (the "Outstanding Shares");

         IS   = The number of shares of Common Stock of HAYES
                proposed to be issued in such Issuance;

         0%   = The Old Percentage;

         ES   = The number of Shares held by MPLC immediately prior
                to such Issuance; and

         1-0% = 0ne minus the Old Percentage.

For example, if there were 2,738,476 Outstanding Shares, MPLC held 338,476 Shares (or 12.36 of the Outstanding Shares), and HAYES were to propose to issue 100,000 additional shares of Common Stock in connection with an Issuance, then MPLC would be entitled to purchase and additional 14,103 shares of Common Stock. In this example:

         0S   = 2,738,476;
         IS   = 100,000;
         0    = .1236;
         ES   = 338,476; and
         1-0% = 1-.1236
              = .8764
and, therefore:

                    MS = (2,738,476 + 100,000).1236 - 338,476
                    -----------------------------------------
                                      .8764

and the number of the Make-Up Shares (or MS) would equal 14,103. If, in the foregoing example, MPLC were to exercise its right to purchase an additional 14,103 shares of Common Stock, then MPLC would own 352,579 Shares.
In that event:

                  New Percentage = 352,579/2,852,579 = 12.36%.

                  (b) If HAYES proposes to issue shares of its Common Stock in connection with an Issuance, it shall notify MPLC of the Issuance in writing and MPLC shall have 30 days from the date of such notice in which to notify HAYES in writing whether it desires to participate in such Issuance under the terms of this Section. No Make-Up Shares shall be issued if MPLC declines to participate in any particular Issuance or fails to respond to HAYES' notice within the required time period. In no event shall HAYES be required to issue any fractional shares.

                  (c) The rights set forth in this Section 5 (the "Anti-Dilution Rights"): (i) shall apply only to the Shares issued under Section 1 above (and to any shares issued in connection with any subsequent stock splits, reverse stock splits, stock dividends or similar transactions as and to the extent such transactions affect the Shares); (ii) shall expire and terminate immediately following the closing of a public offering of HAYES's capital stock and shall not apply to any shares sold in such public offering; and (iii) shall apply only with respect to, and only until, HAYES has issued an additional 1,105,600 shares of its Common Stock to one or more third parties (in one or more transactions), at which time such Anti-Dilution Rights shall expire and terminate. If MPLC were to exercise its Anti-Dilution Rights with respect to all such 1,105,600 shares of Common Stock, MPLC would own an aggregate of 494,400 shares of the common stock of HAYES.

         6. MUTUAL RELEASES. Subject to and conditioned on the delivery of the Certificate representing the Shares to the Agent in accordance with Section 4 above, and to the accuracy and correctness of the representations, warranties and covenants set forth in this Agreement, and in consideration thereof, and subject to the provisions of Sections 7 and 8 below

                  (a) RELEASE OF HAYES. Each of the Champion Parties, voluntarily and knowingly, for itself as well as their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "Champion Releasors"), do hereby remise, release and forever discharge each of the Hayes Parties as well as their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "Hayes Releasees"), from any and all manner of actions and causes of action, suits, debts, dues, accounts, sums of money, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, liabilities, judgments, executions, claims and demands whatsoever (collectively, the "Claims"), known and unknown, foreseen and unforeseen, which any of the Champion

Parties or any of the Champion Releasors, or anyone claiming through any of them, ever had, now has or might ever have, for, upon, relating to, by reason of or arising in any way from the Prior Agreement, the Advance, any of the events referenced in Sections 17, 18 and/or 20 below that occurred prior to the date hereof, and any of the events giving rise to and all claims that could be or could have been asserted in connection with any of the foregoing. Each of the Champion Parties intends that the foregoing release shall be complete and shall not be subject to any claim of mistake of fact, and that it expresses a FULL AND COMPLETE SETTLEMENT, and, regardless of the adequacy or inadequacy in the consideration paid, the foregoing release is intended to avoid litigation and settle a disputed claim, and to be final and complete. Each of the Champion Parties further agrees that there is absolutely no agreement or reservation not clearly expressed herein, that the consideration stated herein (if any) is all that is ever to be paid by any of the Hayes Parties or any of the Hayes Releasees, that the consideration referred to herein is in compromise and full settlement of disputed claims and that, subject to Sections 7 and 8 below, the execution hereof is with full knowledge that this release covers all possible claims.

                  (b) RELEASE OF THE CHAMPION PARTIES. Each of the Hayes Parties, voluntarily and knowingly, for itself as well as their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "Hayes Releasors"), does hereby remise, release and forever discharge each of the Champion Parties as well as their respective officers, directors, employees, agents, affiliates, successors and assigns (collectively, the "Champion Releasees"), from any and all manner of actions and causes of action, suits, debts, dues, accounts, sums of money, bonds, bills, covenants, contracts, controversies, agreements, promises, damages, liabilities, judgments, executions, claims and demands whatsoever (collectively, the "Claims"), known and unknown, foreseen and unforeseen, which any of the Hayes Parties or any of the Hayes Releasors, or anyone claiming through any of them, ever had, now has or might ever have, for, upon, relating to, by reason of or arising in any way from the Prior Agreement, the Advance, any of the transactions described in Sections 17, 18 and/or 20 below, and any of the events giving rise to and all claims that could be or could have been asserted in connection with any of the foregoing. Each of the Hayes Parties intends that the foregoing release shall be complete and shall not be subject to any claim of mistake of fact, and that it expresses a FULL AND COMPLETE SETTLEMENT, and, regardless of the adequacy or inadequacy in the consideration paid, the foregoing release is intended to avoid arbitration and litigation and settle a disputed claim, and to be final and complete. Each of the Hayes Parties further agrees that there is absolutely no agreement or reservation not clearly expressed herein, that the consideration stated herein is all that is ever to be paid by any of the Champion Parties or any of the Champion Releasees, that the consideration referred to herein is in compromise and full settlement of disputed claims and that, subject to Sections 7 and 8 below, the execution hereof is with full knowledge that this release covers all possible claims.

         7. CLAIMS NOT RELEASED. Notwithstanding any other provision of this Agreement to the contrary, the parties acknowledge and agree that the foregoing releases are not intended to cover or include, and do not cover or include any claim for breach or violation of any representation, warranty or covenant contained in or made in this Agreement.

         8. COVENANT NOT TO SUE. Subject to and conditioned on the delivery of a Certificate representing the Shares to the Agent in accordance with Section 4 above, and to the accuracy and correctness of the representations, warranties and covenants set forth in this Agreement, and in consideration thereof, each of the parties hereto, for itself and its officers, directors, employees, agents, affiliates, successors and assigns, hereby covenants not to sue or institute any action of any kind in or before any court or judicial, quasi-judicial or governmental body of any kind whatsoever with respect to, or otherwise assert, directly or indirectly, any Claim released by it herein.

         9. RATIFICATION BY HAYES. The Board of Directors and the Shareholders of HAYES have adopted appropriate resolutions authorizing HAYES to enter into this Agreement and to consummate the transactions contemplated hereby, as evidenced by the duly executed Action by Unanimous Consent in Writing of the Board of Directors of HAYES, a copy of which has been provided to the Champion Parties.

         10. RATIFICATION BY THE CHAMPION PARTIES. The Boards of Directors of each of Champion, InfoPlan and MPLC has adopted appropriate resolutions authorizing each such party to enter into this Agreement and to consummate the transactions contemplated hereby, as evidenced by duly executed Actions by Unanimous Consent in Writing of the Board of Directors of each of the Champion Parties, copies of which have been provided to the Hayes Parties.

         11. LEGEND ON STOCK CERTIFICATES. All certificates representing shares of Common Stock now or hereafter issued by HAYES to MPLC or to any of its permitted assignees or designees shall be subject to the terms of this Agreement and shall bear the following legends:

             "The shares evidenced by this certificate are subject to the terms of a Settlement, Release and Subscription Agreement, dated April 29, 1997, entered into by and among the Company, MPLC, Inc. and certain other parties (the "Settlement Agreement"). The Settlement Agreement imposes certain restrictions on the transferability of the shares evidenced hereby, including a redemption right, a right of first refusal and certain other restrictive covenants. In addition, the shares evidenced by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities laws of any state and may be offered, sold and transferred only if so registered or if the Company has been furnished with an opinion of counsel, reasonably satisfactory to the Company, to the effect that registration is not required under the Act or such state securities laws and all requirements of the Act and all such state securities laws applicable to the sale or transfer have been complied with."

         12. REPRESENTATIONS AND WARRANTIES OF THE CHAMPION PARTIES. Each of the Champion Parties hereby represents and warrants, jointly and severally, to each of the Hayes Parties as follows:

                  (a) It has not sold, hypothecated, mortgaged, assigned, encumbered, transferred or otherwise disposed of any claim that it has or had against any of the Hayes Parties, or any Claim that is being released by it pursuant to the terms of this Agreement.

                  (b) In deciding to acquire the Shares, MPLC has relied exclusively upon its own investigation and has not relied upon any offering memoranda or other similar instruments prepared by HAYES, any officer, director or stockholder of HAYES, or any third party. Each of the Champion Parties acknowledges that, except as set forth in this Agreement, no representations or warranties have been made to any of them, or to their respective advisors or representatives, by HAYES or others with respect to the business of HAYES, its financial condition or otherwise.

                  (c) The Shares are being acquired by MPLC solely for MPLC's own account, for investment, with no intention of selling or making a distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). The Shares shall not be sold or transferred by MPLC in violation of the Act or any state or other jurisdiction's securities laws, and the financial condition of MPLC is such that this investment can be made on a long-term basis. MPLC is aware that the Shares have not been registered under the Act or any state or other jurisdiction's securities laws, that the Shares must be held indefinitely unless subsequently registered or an exemption from such registration is available and that HAYES is under no obligation to register such Shares under the Act or any state or other jurisdiction's securities laws. MPLC is aware that an exemption from the registration requirements of the Act pursuant to Rule 144 promulgated thereunder is not currently available, and that HAYES has not undertaken to take or refrain from taking any action in order to make available an exemption from the registration requirements pursuant to Rule 144 or any successor rule for resale of the Shares. MPLC further acknowledges that there is currently no market for the purchase and sale of such Shares and there is no assurance that such market shall develop or, if developed, that it shall be sustained.

                  (d) MPLC confirms that HAYES has made available to MPLC, or to the representatives of MPLC, the opportunity to ask questions and to acquire such additional information about the business and financial condition of HAYES as MPLC has requested. MPLC acknowledges that it is familiar with the operations of HAYES, with its products and services and with its financial condition and prospects.

                  (e) MPLC understands and has taken cognizance of all risk factors related to the purchase of the Common Stock, and its knowledge and experience, and/or that of its authorized representatives, in financial and business matters is such that it is, and/or its authorized representatives are, capable of evaluating the business condition, financial or otherwise, of HAYES.

                  (f) Each of Champion, InfoPlan and MPLC is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. The principal place of business of MPLC is located in the State of Maryland.

                  (g) Each of Champion, InfoPlan and MPLC has all necessary corporate power to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by each of Champion, InfoPlan and MPLC and is a valid and binding obligation of each of Champion, InfoPlan and MPLC, enforceable against each of them in accordance with its terms.

                  (h) RRG has all necessary partnership power to enter into this Agreement and to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by RRG and is a valid and binding obligation of RRG, enforceable against it in accordance with its terms.

                  (i) M. Englebrecht and Z. Englebrecht (together, the "Englebrecht Principals") have the full personal power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by each of the Englebrecht Principals and is a valid and binding obligation of each of the Englebrecht Principals, enforceable against each of them in accordance with its terms.

                  (j) The execution, delivery and performance of this Agreement shall not result in (i) the breach of or default under, with or without the giving of notice or passage of time, or both, any mortgage, indenture, contract, agreement or other arrangement to which any of the Champion Parties is a party or by which any of them or their respective properties may be bound, (ii) the violation of any law, statute, rule, decree, order, judgment or regulation binding upon any of the Champion Parties, or (iii) (except as contemplated by this Agreement) the creation or imposition of any lien or encumbrance on any of the properties or assets of any of the Champion Parties.

                  (k) There is no claim, action, suit, proceeding, arbitration or investigation pending or, to the knowledge of any of the Champion Parties, threatened against any of the Champion Parties or any affiliate of any of the Champion Parties, by or before any federal, state, municipal, foreign or other court or governmental or regulatory body, that: (i) seeks to restrain or enjoin the consummation of the transactions contemplated by this Agreement; or (ii) could reasonably be expected to have a material adverse effect on the ability of any of the Champion Parties to consummate the transactions contemplated by this Agreement. None of the Champion Parties and none of their affiliates is bound by or subject to any existing order, judgment, injunction, award or decree of any governmental or regulatory body which (1) restrains or enjoins the consummation of the transactions contemplated by this Agreement; or (2) could reasonably be expected to have a material adverse effect on the ability of any of the Champion Parties to consummate the transactions contemplated by this Agreement.

                  (1) MPLC can bear the economic risks of this investment and can afford a complete loss of its investment in the Shares. MPLC has no present or anticipated need for liquidity of its investment in HAYES.

                  (m) MPLC understands and acknowledges that HAYES has not made and cannot make any representation or warranty as to the future operation or financial forecast of HAYES, that any such discussion that any of the Champion Parties may have had WITH HAYES OR its representative or agents may be incorrect and may not be realized, that any such estimates or forecasts are based on assumptions which may or may not occur, that no assurance can be given that the actual results of operations or financial condition of HAYES shall conform to any such estimates or forecasts, and that therefore no reliance can be placed thereon

                  (n) Each of the Champion Parties understands the meaning and legal consequences of the representations and warranties set forth in this Agreement. Each of the Champion Parties certifies that each of the representations and warranties set forth in this Section 12 is true and correct as of the date hereof and shall survive the execution of this Agreement.

                  (o) No broker or finder has acted directly or indirectly for any of the Champion Parties, nor has any of the Champion Parties incurred any obligation to pay any brokerage fee, finder's fee or other commission in connection with the transactions contemplated by this Agreement.

         13. REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE HAYES PARTIES. Each of the Hayes Parties hereby represents and warrants, jointly and severally, to each of the Champion Parties as follows:

                  (a) It has not sold, hypothecated, mortgaged, assigned, encumbered, transferred or otherwise disposed of any claim that it has or had against any of the Champion Parties, or any Claim that is being released by it pursuant to the terms of this Agreement.

                  (b) HAYES is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. As of the date hereof, HAYES's authorized capital stock consists of Four Million (4,000,000) shares of Common Stock, of which Two Million Four Hundred Thousand (2,400,000) shares are issued and outstanding.

                  (c) HAYES has full corporate power and authority to execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by HAYES and is a valid and binding obligation of HAYES, enforceable against it in accordance with its terms.

                  (d) W. Hayes and R. Hayes (together, the "Hayes Principals") have the full personal power, right and authority to make, execute, deliver and perform this Agreement and all other instruments and documents required or contemplated hereunder, and to take all steps and to do all things necessary and appropriate to consummate the transactions contemplated herein. This Agreement has been duly authorized, executed and delivered by each of the Hayes Principals and is a valid and binding obligation of each of the Hayes Principals, enforceable against each of them in accordance with its terms.

                  (e) The execution, delivery and performance of this Agreement shall not result in (i) the breach of or default under, with or without the giving of notice or passage of time, or both, any mortgage, indenture, contract, agreement or other arrangement to which any of the Hayes Parties is a party or by which any of them or their respective properties may be bound, (ii) the violation of any law, statute, rule, decree, order, judgment or regulation binding upon any of the Hayes Parties, or (iii) (except as contemplated by this Agreement) the creation or imposition of any lien or encumbrance on any of the properties or assets of any of the Hayes Parties.

                  (f) This Agreement and all transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of HAYES and constitute a legal, valid and binding obligation of HAYES enforceable against it in accordance with its terms.

                  (g) The Shares, when paid for by and issued to MPLC in accordance with the terms of this Agreement, shall be duly authorized, issued and fully paid and non-assessable.

         14. ISSUANCE OF STOCK.

                  (a) HAYES agrees that, between the date hereof and the Expiration Date (the hereinafter defined), HAYES shall not issue any shares of its capital stock: (i) to W. Hayes, any member of W. Hayes' immediate family or an entity controlled by or under common control with W. Hayes, any such family member or other such entity issued at a price less than $0.625 per share for anything other than cash; and (ii) to anyone else at a price less than $0.625 per share, with the consideration therefor taking such form as the Board of Directors of HAYES may deem appropriate.

                  (b) As used herein, the term "Expiration Date" shall mean the earlier of: (i) the date on which HAYES closes on a public offering of its Common Stock, with the foregoing restrictions not applying to the shares sold in such public offering; or (ii) the date on which HAYES redeems the Shares in accordance with Section 3 above.

         15. RIGHT OF FIRST REFUSAL.

                  (a) MPLC agrees that it shall not sell, assign, transfer, give, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, whether voluntarily or involuntarily, any of the Shares now or hereafter owned (of record or beneficially) by it except as expressly provided in this Agreement.

                  (b) In no event shall MPLC sell, assign, transfer, give, donate or otherwise dispose of, or pledge, deposit or otherwise encumber, in any way or manner whatsoever, whether voluntarily or involuntarily, any or all of the Shares to any other party prior to December 31, 1997. If, after such date, MPLC desires to sell or otherwise dispose of any or all of the Shares that it may own, then MPLC shall first obtain a bona fide written offer which it desires to accept (the "Offer") to purchase any or all of such Shares. The Offer shall set forth its date, the proposed price per Share, and the other terms and conditions upon which the purchase is proposed to be made, as well as the name and address of the prospective purchaser or purchasers. MPLC shall transmit copies of the Offer to HAYES and to the Hayes Principals within seven business days after its receipt of the Offer.

                  (c) Transmittal of the Offer to HAYES and the Hayes Principals by MPLC shall constitute an offer by MPLC to sell any or all of the Shares proposed to be purchased therein to HAYES and/or the Hayes Principals, in such percentages as they may agree between themselves, at the price per share and upon the other terms set forth in the Offer. For a period of 30 days after the delivery of the Offer to HAYES and the Hayes Principals (the "Offer Period"), HAYES and/or the Hayes Principals shall have the option, exercisable by written notice to MPLC, to accept MPLC's offer to purchase any or all of the Shares proposed to be sold therein.

                  (d) If, at the end of such 30-day Offer Period, HAYES and/or the Hayes Principals have agreed to purchase any of the Shares so offered, then MPLC shall sell such Shares to HAYES and/or the Hayes Principals at the price per Share and upon the terms set forth in the Offer, settlement on such sale to be made on a mutually agreeable date within 60 days thereafter.

                  (e) If, at the end of the 30-day Offer Period, HAYES and/or the Hayes Principals have not agreed to purchase any of the Shares so offered, then MPLC shall have the right, for a period of 90 days thereafter to sell the balance of the Shares proposed to be sold in the Offer to the prospective purchaser at the price per Share and upon the other terms and conditions set forth in the Offer. If such Shares are not so sold within such 90 day period, then MPLC shall not be permitted to sell such Shares without again complying with this Section 15.

         16. RESTRICTIONS ON RESALE. Notwithstanding any other term of this Agreement, MPLC agrees that, for a period of at least five years from the date hereof, it shall not, directly or indirectly, sell any of the Shares to any developer, manufacturer or distributor of pharmaceuticals or medical devices, and that, following the expiration of the foregoing restriction, the right of first refusal set forth in Section 15 above shall apply to any such sale.

         17. REAL ESTATE LEASE. HAYES and Champion shall cooperate to remove Champion from the lease for the property located at 157 South Broad Street, Lansdale, Pennsylvania (the "Premises"), as promptly as reasonably practicable after the date hereof, including without limitation by signing such additional documents as the landlord may request.

         18. FURNITURE AND EQUIPMENT. Following the execution of this Agreement, HAYES may sell or otherwise dispose of the furniture and equipment currently being stored for Champion (or any of the other Champion Parties) at the Premises, including without limitation the Merlin telephone system stored at that location. HAYES shall have no obligation whatsoever to account to any of the Champion Parties with respect thereto.

         19. FINANCIAL INFORMATION. Until the earlier of: (a) the date on which HAYES redeems the Shares in accordance with Section 3 above; (b) the date on which MPLC ceases to own any of the Shares; or (c) the date on which HAYES closes on a public offering of its Common Stock; HAYES shall provide the Champion Parties with a quarterly unaudited report, on a summary basis, setting forth sales made by HAYES during the preceding quarter and HAYES' accounts payable and accounts receivable outstanding as of the end of such quarter.

         20. LEGAL FEES. The parties acknowledge that, in connection with certain services rendered on behalf of HAYES by Robert J. Poulson, Jr., Esquire ("Poulson"), Poulson rendered an invoice dated February 4, 1997 in the aggregate amount of $2,774.10. HAYES believes that it has been overbilled by Poulson for services rendered. HAYES agrees that, upon the execution of this Agreement by all of the parties hereto, HAYES shall attempt to settle its obligation to Poulson for a sum less than that billed. InfoPlan agrees that it shall promptly pay one-half of the settlement figure negotiated by HAYES.

         21. CONFIDENTIAL INFORMATION. Promptly following the execution of this Agreement, the Champion Parties shall, at their own expense, return to HAYES all confidential and proprietary materials of or relating to HAYES in their possession or under their control, including without limitation all copies of "The HAYES Directory of New Medical Technologies' Status" and "The HAYES Directory of Legal Precedent Reports".

         22. ACTIONS BY THE AGENT.

                  (a) The Agent shall not be liable for any act taken or omitted by it under this Agreement except for its gross negligence or willful misconduct. The Agent shall be fully protected in relying upon any instruction, notice, demand, certificate or document which it in good faith believes to be genuine. The Agent may consult with legal counsel of its choosing at the expense of the parties hereto as to the construction to any of the provisions of this Agreement, and the Agent shall be fully protected in acting in good faith in accordance with any such advice. The Agent shall not incur any liability if by reason of any act or provision of any present future law or regulation or governmental authority, or by reason of any act of God or war or other circumstances beyond its control, the Agent shall be prevented or delayed in performing any act required of it under this Agreement.

                  (b) The Agent's duties and responsibilities shall be limited to those expressly set forth herein. This Agreement is for the exclusive benefit of the parties hereto and their respective successors hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other entity or person whatsoever. If the Certificate that is subject to this Agreement is at any time attached or levied upon, or in case the transfer or delivery of such

Certificate shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Certificate, then the Agent is authorized to comply with any such order in any manner as it or legal counsel of its own choosing deems appropriate. If the Agent complies with any such process, order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person or entity even though such order or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

                  (c) If a dispute or conflicting claim arises by or among the parties hereto and/or any other person or entity with respect to the Certificate, then the Agent may: (i) attempt to mediate a resolution of such dispute between the parties, but need not do so; (ii) commence an interpleader action or seek other judicial relief or orders as it may deem necessary; provided, however, that, in order to provide the parties with an opportunity to resolve such dispute among themselves, the Agent shall not institute any legal action to resolve any such dispute for at least 30 days after the date on which the Agent has been notified in writing of the existence of such dispute (unless the parties otherwise agree); and/or (iii) refuse to act until either the conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the parties as evidenced in a writing satisfactory to the Agent or the Agent shall have received security or an indemnity satisfactory to the Agent sufficient to hold it harmless from and against any and all loss, liability or expense which it might incur by reason of its acting. The Agent shall not be or become liable in any way to the other parties hereto for its failure or refusal to comply with any conflicting claims, demands or instructions.

         23. NO DISQUALIFICATION. The parties agree that neither this Agreement, nor any provision contained herein, nor any action taken by the Agent hereunder shall disqualify Fox, Rothschild, O'Brien & Frankel or any lawyer who is a partner or associate of such firm, including without limitation Tristram R. Fall, III, Esquire, from representing HAYES or any of its officers, directors, employees, shareholders or affiliates in connection with the making or performance of this Agreement or any other agreement that may be entered into between the parties, or in connection with any dispute that may arise under or result from this Agreement or any other agreement that may be entered into between the parties

         24. PRESS RELEASES. Before any party hereto issues or releases, directly or indirectly, any press release, marketing material or other communication to or for the media, and before any party hereto files any disclosure with the Securities and Exchange Commission, any state securities commission and/or any other federal, state or local agency or authority, which, in any such case, concerns or relates to the subject matter of this Agreement, such party shall be required to provide a copy of such materials to all of the other parties hereto at least ten days in advance of the proposed date of issue, release or filing. No such material shall be issued, released or filed without the prior written consent of all of the other parties hereto, such consent not to be unreasonably withheld.

         25. NO ADDITIONAL REPRESENTATIONS. Each party acknowledges that, except as expressly set forth in this Agreement, neither party is making any representation or warranty to the other concerning the subject matter hereof.

         26. MISCELLANEOUS.

                  (a) ASSIGNMENT; SUCCESSORS AND ASSIGNS. No party hereto may assign or transfer this Agreement or any of its rights or obligations set forth herein without the prior written consent of the other parties hereto. This Agreement, and all rights and powers granted hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

                  (b) WAIVERS; AMENDMENTS. Any delay of forbearance by any party in exercising any right hereunder shall not be deemed a waiver of that right. No modification or amendment of this Agreement or waiver of any provision of this Agreement shall be valid unless in writing and signed by all of the parties hereto. No such modification or amendment shall, without the prior written consent of the Agent, alter the provisions of this Agreement relating to the rights, duties or obligations of the Agent.

                  (c) SEVERABILITY. The provisions of this Agreement are independent of and severable from each other. No provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of the other provisions hereof may be invalid or unenforceable in whole or in part.

                  (d) HEADINGS. The titles of the Sections and subsections of this Agreement are for convenience only and are not in any way intended to limit or amplify the terms or conditions of this Agreement.

                  (e) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one Agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories hereto.

                  (f) NOTICES. All notices, requests, demands and other communications required or permitted to be made hereunder shall be in writing and shall be deemed duly given if hand delivered against a signed receipt therefor, sent by registered mail, return receipt requested, first class postage prepaid, or sent by nationally recognized overnight delivery service, in each case addressed to the party entitled to receive the same at the address specified below:

                           (i) If to any of the Champion Parties, then to:

                               Stephen J. Carder,
                                  Chief Financial Officer
                               Champion Financial Corporation
                               9495 East San Salvador Drive
                               Scottsdale, AZ 85258

                               With a copy, sent in the manner prescribed above, to:

                               Zirk Englebrecht, President
                               InfoPlan, Inc.
                               11 Hillsyde Court
                               Cockeysville, MD  21030

                          (ii) If to any of the Hayes Parties, then to:

                               Winifred S. Hayes, President
                               HAYES, Incorporated
                               157 S. Broad Street
                               Lansdale, PA  19446

                               With a copy, sent in the manner prescribed above, to:

                               Tristram R. Fall, III, Esquire
                               Fox, Rothschild, O'Brien & Frankel
                               2000 Market Street
                               10th Floor
                               Philadelphia, PA  19103

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice. Notice shall be deemed to be effective, if personally delivered, when delivered; if mailed, at midnight on the seventh business day after being sent by registered mail; and if sent by nationally recognized overnight delivery service, on the next business day following delivery to such delivery service.

                  (g) GOVERNING LAW AND CHOICE OF FORUM. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, regardless of the laws that might otherwise govern under applicable principles of the conflicts of law thereof. The parties hereto hereby consent to the jurisdiction of the state and federal courts sitting in Philadelphia, Pennsylvania, for the adjudication of any dispute arising with respect to this Agreement. In the event that any action should be brought by either party to enforce any of its rights under this Agreement, the prevailing party in such action shall be entitled to have its reasonable legal fees and court costs reimbursed by the other party hereto.

                  (h) EXHIBITS; SCHEDULES. All exhibits and schedules to this Agreement, if any, are hereby incorporated by reference into, and made a part of, this Agreement.

                  (i) ENTIRE AGREEMENT. This Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof, and supersede all prior and contemporaneous agreements, understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

                  (j) NO ADMISSION. This Agreement does not constitute an admission of any kind whatsoever by any party hereto, each of which denies any error or liability of any kind in connection with the dispute which is the subject of this Agreement.

                  (k) BINDING AGREEMENT. Each of the parties hereto acknowledges that it has read the terms of this Agreement, that it has consulted with legal counsel concerning its terms and effect, and that it understands and voluntarily enters into this Agreement, intending to be legally bound by its terms.

         IN WITNESS WHEREOF, the parties hereto have caused this Settlement, Release and Subscription Agreement to be executed by their duly authorized agents on the day and year first above written.

                                        CHAMPION FINANCIAL CORPORATION

                                        By:  /s/ Paul Caliendo
                                             -----------------------------------
                                             Paul Caliendo, President

                                        MPLC, INC.

                                        By:  /s/ Marcy M. Engelbrecht
                                             -----------------------------------
                                             Marcy M. Englebrecht,
                                             President

                                        INFOPLAN, INC.

                                        By:  /s/ Marcy M. Englebrecht
                                             -----------------------------------
                                             Marcy M. Englebrecht,
                                             President

                                        RISK RESOLUTION GROUP

                                        By:  /s/ Marcy M. Englebrecht
                                             -----------------------------------
                                             Marcy M. Englebrecht,
                                             Partner

                                         /s/ Marcy M. Englebrecht
                                         ---------------------------------------
                                         Marcy M. Englebrecht

                                         /s/ Zirk Englebrecht
                                         ---------------------------------------
                                         Zirk Englebrecht

                                         WINIFRED S. HAYES, INC.

                                         By: /s/ Winifred S. Hayes
                                             -----------------------------------
                                             Winifred S. Hayes, President

                                         Dr. Winifred S. Hayes
                                         ---------------------------------------
                                         Dr. Winifred S. Hayes

                                         Robert E. Hayes, Jr.
                                         ---------------------------------------
                                         Robert E. Hayes, Jr.

                                     JOINDER

         The undersigned, intending to be legally bound hereby, and for other good and valuable consideration, agrees to be bound by the terms of Sections 4 and 22 of the foregoing Settlement, Release and Subscription Agreement.

                                     FOX, ROTHSCHILD, O'BRIEN & FRANKEL

                                     By:  /s/ Fox, Rothschild, O'Brien & Frankel
                                          --------------------------------------